EXHIBIT 1





                             AMENDMENT TO AGREEMENT
                             ----------------------

         The Agreement dated as of February 1, 1997 between Mr. Rajiv Vohra (the "Advisor") and Packaging Plus Services, Inc. (the "Company"), as amended on March 14, 1997 and April 24, 1997, is hereby further amended as follows:

         Paragraph 2 of the Agreement, is amended to read:

         "2. Except as otherwise specified herein, this Agreement shall be effective for three years from the date hereof, until it is terminated by either party upon thirty (30) days written notice received by either the Advisor or the Company."

         Paragraph 4(b) of the Agreement, is amended, in part, to read:

         "4. In consideration for the services rendered by the Advisor to the Company pursuant to this Agreement, the Company shall compensate the Advisor as follows:

         "(b) The Company grants to the Advisor common shares of the Company at the rate of 60,000 shares per month, for the twenty fifth through the thirty sixth months of the term of this Agreement, or a total of 720,000 shares for the twelve additional months of the extended term hereof. The total amount of these Shares may be transferred to the Advisor, in advance at any time, in whole or in part."

         The Company grants the Advisor, (i) an increase of 20,000 shares per month for the eighth through the seventeenth months of the term of this Agreement, or a total of 200,000 shares and (ii) an increase of 30,000 shares per month, for the eighteenth through the twenty fourth months of the term of this Agreement, or a total of 210,000 shares. Paragraph 4(b) of the Agreement shall be deemed amended accordingly.

         All other terms and conditions of the Agreement continue in effect.

Dated: August 27, 1997

                                                    /s/ Rajiv Vohra
                                                    Rajiv Vohra

Packaging Plus Services, Inc.



By:    /s/ Richard A. Altomare
       Richard A. Altomare
       President and CEO